Exhibit 10.35

2014 STOCK INCENTIVE PLAN
FOR KEY EMPLOYEES OF
NAUTILUS PARENT INC. (NOW KNOWN AS NATIONAL VISION HOLDINGS, INC.)
AND ITS SUBSIDIARIES

RESTRICTED STOCK AWARD AGREEMENT
(Director)

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of the date indicated on Schedule A hereto as the date the award memorialized herein has been granted (the “Date of Grant”), between National Vision Holdings, Inc., a corporation existing under the laws of Delaware (hereinafter referred to as the “Company”) and the participant identified as the signatory on the omnibus signature page attached hereto (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted 2014 Stock Incentive Plan for Key Employees of Nautilus Parent, Inc. and its Subsidiaries, as amended (the “Plan”), and capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Company has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein, as an “Other Stock-Based Award” under the Plan, to the Participant pursuant to the Plan and the terms set forth herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.          Grant of Restricted Stock.  Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant the number of Shares appearing on  Schedule A hereto (the “Restricted Stock”).

2.          Vesting of Restricted Stock.

(a)          Vesting Schedule. The shares of Restricted Stock shall initially be unvested and shall vest as to one-third (1/3) of the shares on each anniversary of the Date of Grant, subject to the Participant’s continued service as a member of the Board (the “Service”); provided, however, that upon occurrence of a Change in Control during the Participant’s Service, all shares of Restricted Stock that have not previously vested shall vest immediately prior to such Change in Control.

(b)          Termination. If the Participant’s Service terminates for any reason, the shares of Restricted Stock, to the extent not then vested or previously forfeited, shall immediately be forfeited without any further action by the Company or the Participant, and without any payment of consideration therefor.

2

3.          Book Entry; Certificates. The Company shall recognize the Participant’s ownership through uncertificated book entry. If elected by the Company, certificates evidencing the Shares granted hereunder may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (x) the vesting of the shares of Restricted Stock pursuant to this Agreement and (y) the expiration of any transfer restrictions set forth in this Agreement, the Stockholder’s Agreement or that may otherwise be applicable to the Shares.  As soon as practicable following such time, any certificates for the Shares shall be issued to the Participant or to the Participant’s legal guardian or representative along with the stock powers relating thereto. No certificates shall be issued for fractional shares.  To the extent required by the Company, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to any shares of the Restricted Stock that has not previously vested. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates (if any) to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

4.          Rights as a Stockholder. The Participant shall be the record owner of the shares of Restricted Stock until or unless such shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, participating in gains and losses of the Company, voting rights and rights to dividends with respect to shares of Restricted Stock; provided, that any cash or in-kind dividends paid with respect to the shares of Restricted Stock which have not, prior to the record date of the dividend, become vested shall be withheld by the Company without interest and shall be paid to the Participant only when, and if, such shares of Restricted Stock shall become vested pursuant to this Agreement.  Notwithstanding the foregoing, shares of Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in Section 7 hereof.

5.          Restrictions.  Any Shares issued to the Participant pursuant to this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee (or its designee) may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Stock are listed and any applicable U.S. or non-U.S. federal, state or local laws, and the Committee (or its designee) may cause a notation or notations to be entered into the books and records of the Company to make appropriate reference to such restrictions.

6.          No Right to Continued Service. Neither the Plan nor this Agreement nor the granting of the Award hereunder shall impose any obligation on the Company or any Affiliate to continue the Service of the Participant.  Further, the Company or any Affiliate (as applicable) may at any time terminate the Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7.          Transferability.

(a)          Shares of Restricted Stock may not, at any time prior to becoming vested pursuant to the terms of this Agreement, be Transferred and any such purported Transfer shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

3

(b)          “Transfer” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

8.          Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to conflicts of laws.

9.          Restricted Stock Subject to Plan.  By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, and that the shares of Restricted Stock granted hereunder are subject to all of the terms and conditions of the Plan, which are hereby incorporated herein by reference and made a part hereof.

10.          Conditions to Grant.  The Participant shall execute and become a party to a Stockholder’s Agreement and Sale Participation Agreement, and any Shares issued under this Agreement shall be subject to the terms and conditions of such agreement in accordance with their respective terms; provided, however, that the Participant acknowledges that references to “employment” in the Stockholder’s Agreement shall refer to the Participant’s Service.

11.       Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date set forth on the Company’s signature page.

Participant

[See Omnibus Signature Page]

National Visiion Holdings, Inc.

/s/ L. READE FAHS
Name: L. READE FAHS
Title: CHIEF EXECUTIVE OFFICER

2

Schedule A to Restricted Stock Award Agreement

Date of Grant: July 24, 2017

Number of shares of Restricted Stock	12,500